EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Telkonet, Inc.

Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-161909 and 333-175737) of Telkonet, Inc. of our report dated April 1, 2019, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

April 1, 2019